UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2023

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed by Westwater Resources, Inc. (the “Company”) on May 11, 2023 (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission to report the final voting results of the Company’s 2023 Annual Meeting of Stockholders held on May 10, 2023 (the “2023 Annual Meeting”). The sole purpose of this amendment is to disclose under Item 5.07(d) the Company’s decision regarding the frequency of future stockholder advisory votes on the compensation paid to the Company’s named executive officers. Except as set forth herein, no modifications have been made to information contained in the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d)             At the 2023 Annual Meeting, a non-binding advisory vote was conducted on the frequency of future advisory votes on the compensation paid to the Company’s named executive officers. As previously reported by the Company in the Original Form 8-K, the stockholders cast the highest number of votes for an annual advisory vote on the compensation paid to the Company’s named executive officers.

In light of the stockholder vote at the 2023 Annual Meeting, the Board of Directors of the Company has determined that the Company will hold an advisory vote on the compensation paid to the Company’s named executive officers annually until the next vote on the frequency of future stockholder advisory votes on executive compensation. The next advisory vote on the frequency of future advisory votes on executive compensation will occur no later than the Company’s Annual Meeting of Stockholders to be held in 2029.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2023

WESTWATER RESOURCES, INC.

By:	/s/ Steven M. Cates
Name:	Steven M. Cates
Title:	Senior Vice President-Finance and Chief Financial Officer